UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2021

MORGAN STANLEY
(Exact name of registrant as specified in its charter)

Delaware	1-11758	36-3145972
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1585 Broadway, New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 761-4000

Not Applicable

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MS	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of Floating Rate Non-Cumulative Preferred Stock, Series A, $0.01 par value	MS/PA	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series E, $0.01 par value	MS/PE	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series F, $0.01 par value	MS/PF	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series I, $0.01 par value	MS/PI	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series K, $0.01 par value	MS/PK	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of 4.875% Non-Cumulative Preferred Stock, Series L, $0.01 par value	MS/PL	New York Stock Exchange
Global Medium-Term Notes, Series A, Fixed Rate Step-Up Senior Notes Due 2026 of Morgan Stanley Finance LLC (and Registrant’s guarantee with respect thereto)	MS/26C	New York Stock Exchange
Morgan Stanley Cushing® MLP High Income Index ETNs due March 21, 2031	MLPY	NYSE Arca, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Morgan Stanley (the “Firm”) today announced that the Compensation, Management Development and Succession Committee of the Firm’s Board of Directors (the “Compensation Committee”) has determined in consultation with the Firm’s Board of Directors the 2020 compensation for James P. Gorman, Chairman and Chief Executive Officer of the Firm.

The Compensation Committee based its decision on its assessment of Mr. Gorman’s outstanding individual performance, including both significant progress in implementing a long-term strategy previously articulated by Mr. Gorman that has led to transformational change and a resilient business model, and the Firm’s record financial performance for 2020.

2020 was a record year for Morgan Stanley in many respects, both in terms of financial performance and in terms of advancement of the Firm’s long-term strategic goals. Under Mr. Gorman’s leadership, for 2020:

‒	The Firm achieved record financial performance in terms of revenues and profit before tax. Firm net revenues were $48.2 billion with net income applicable to Morgan Stanley of $11 billion. The Firm reported a full year ROTCE of 15.2% and earnings per share of $6.46.

‒	The Firm continued execution of its long-term strategy with the Wealth Management acquisition of E*TRADE and the pending Investment Management acquisition of Eaton Vance. The acquisition of E*TRADE positions the Firm as an industry leader in Wealth Management across all channels and segments and significantly increases the scale and breadth of the Firm’s Wealth Management franchise. The acquisition of Eaton Vance will establish Investment Management as a leading asset manager positioned for growth.

‒	The Firm continued a clear and consistent strategy to transform the business to emphasize more stable and durable balance sheet and sources of revenue, which should provide more predictable results during various market conditions in the future. The Firm’s strategy to transform the business was recognized by Moody’s, with an upgrading of the Firm’s rating to A2 senior (returning the Firm to its pre-financial crisis rating) and then placing the rating under review for possible upgrade. The market also recognized the Firm’s progress in 2020, as reflected in top performance in total shareholder return versus peers over 1, 3 & 5 year periods. During 2020, the Morgan Stanley share price increased by 34% from $51.12 to $68.53, adding $42.6 billion in market value. In addition, the recent stress test results confirmed the Firm’s solid capital position.

‒	The Firm focused on the health and wellbeing of its employees against an extremely challenging backdrop that included the COVID health crisis, extraordinary client financing demand, an increase in corporate defaults and bankruptcies, and record market volumes. Early in the crisis, the Firm committed to making no reductions in its workforce through 2020, providing reassurance to its employees in a very difficult time. The Firm also implemented changes in the best interest of its employees in response to the COVID-19 pandemic, including having the vast majority of its employees work from home and providing productivity resources when necessary, while implementing additional safety measures for employees continuing critical on-site work, COVID-19 specific medical benefits, extended childcare benefits, mental health resources and modified work schedules. In addition, the Firm announced a commitment to provide financial assistance to 2,000 street vendors across New York City who were suffering from COVID-19 related business losses.

‒	The Firm strengthened its commitment to diversity and inclusion. As part of its continuing efforts in this area, the Firm added a commitment to diversity and inclusion as its fifth core value and announced the creation of the Institute for Inclusion, a Firm-wide effort chaired by Mr. Gorman with the mission to invest in underserved communities, advance equity through giving, and drive workplace diversity and inclusion. The Firm also supported a number of external organizations driving racial equity, including the NAACP Legal Defense and Education Fund, Carver Bank, and three top Historically Black Colleges and Universities. In addition, the Firm published its first Diversity and Inclusion Report in 2020, reflecting the Firm’s commitment to increase transparency and accountability for progress.

The Compensation Committee set Mr. Gorman’s total compensation for 2020 at $33 million, an increase from $27 million for 2019. Mr. Gorman’s 2020 compensation is comprised of four parts: a base salary of $1.5 million; a cash bonus of $7.875 million; a deferred equity award of $7.875 million; and a performance-vested equity award of $15.75 million that converts to shares only if the Firm meets predetermined performance goals with respect to (a) average Firm return on tangible common equity and (b) relative total shareholder return over the three-year performance period.

Consistent with previous years, 75% of Mr. Gorman’s incentive compensation is deferred over three years and is subject to clawback, and 100% of Mr. Gorman’s deferred incentive compensation is delivered in the form of equity awards, aligning his compensation with shareholders’ interests.

Additional important information about the Registrant’s incentive compensation programs and governance, including an explanation of all material elements of the compensation for Mr. Gorman and the other named executive officers, will be presented in the Registrant’s proxy statement for the 2021 annual meeting of stockholders, expected to be filed with the Securities and Exchange Commission in April 2021.

The information provided herein may include certain non-GAAP financial measures. The definition of such measures or reconciliation of such metrics to the comparable U.S. GAAP figures are included herein or in the Firm’s Current Report on Form 8-K dated January 20, 2021.

This Report on Form 8-K may contain forward-looking statements including the attainment of certain financial and other targets, objectives and goals. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made, which reflect management’s current estimates, projections, expectations, assumptions, interpretations or beliefs and which are subject to risks and uncertainties that may cause actual results to differ materially. For a discussion of risks and uncertainties that may affect the future results of the Firm, please see “Forward-Looking Statements” immediately preceding Part I, Item 1, “Competition” and “Supervision and Regulation” in Part I, Item 1, “Risk Factors” in Part I, Item 1A, “Legal Proceedings” in Part I, Item 3, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 and “Quantitative and Qualitative Disclosures about Market Risk” in Part II, Item 7A in the Firm’s Annual Report on Form 10-K for the year ended December 31, 2019 and other items throughout the Form 10-K, the Firm’s Quarterly Reports on Form 10-Q, the Firm’s Current Reports on Form 8-K, the additional risk factors in the Company’s Form 8-Ks filed on April 16, 2020 and October 2, 2020, respectively, and the additional risk factors under “Risk Factors” in the Registration Statement on Form S-4 filed on December 4, 2020, including any amendments thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Morgan Stanley

Date:	January 22, 2021	By:	/s/ Martin M. Cohen
			Name:	Martin M. Cohen
			Title:	Corporate Secretary